EXHIBIT 5.0
                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3010
                             410-539-2530                        WASHINGTON
                                 FAX: 410-539-0489                NEW YORK
                                                                PHILADELPHIA
                                                                   EASTON




                            August 16, 1999


Nucor Corporation
2100 Rexford Road
Charlotte, North Carolina 28211

Ladies and Gentlemen:

         We have acted as counsel to Nucor Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on the Form S-8 (the "Registration Statement") registering 3,000,000 shares of Common Stock, par value $.40 per share, issuable pursuant to the exercise of stock options granted under the Nucor Corporation's 1997 Key Employees Incentive Stock Option Plans (the "Plan") (shares registered under the Plan pursuant to the Registration Statement referred to as the "Plan Shares").

         We have examined copies of the Corporation's Amended and Restated Certificate of Incorporation, By-Laws, the Plan, all resolutions adopted by the Corporation's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Corporation and others.

         Based upon the foregoing, we are of the opinion that the Plan Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

         The opinion set forth herein is limited to matters governed by the laws of the State of Delaware and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

         We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Piper & Marbury L.L.P.